SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant Filed by a Party other than the Registrant	☑ ☐

Check the appropriate box:

☐ ☑ ☐ ☐	Preliminary Proxy Statement Definitive Proxy Statement Definitive Additional Materials Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12	☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

THE KEITH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ ☐	No Fee Required Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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(2)	Form, Schedule or Registration Statement No.:

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THE KEITH COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. Pacific Time on Tuesday, May 20, 2003.

PLACE	19 Technology Drive, Irvine, California 92618.

ITEMS OF BUSINESS	(1) To elect members of the Board of Directors for one-year terms.

(2) To ratify the appointment of KPMG LLP as our Independent Auditors for the year ending December 31, 2003.

RECORD DATE	You can vote if at the close of business on March 24, 2003, you were a shareholder of the Company.

PROXY VOTING	All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to vote promptly by signing and returning the enclosed Proxy card, or if you hold your shares in street name, by accessing the World Wide Web site indicated on your Proxy card to vote via the Internet.

April 2, 2003

Gary C. Campanaro, Secretary

ITEM 1: ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal 2002
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
CHANGE IN CONTROL AGREEMENTS
REPORT OF COMPENSATION COMMITTEE
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CONTROLS AND PROCEDURES
SHAREHOLDER PROPOSALS
Appendix A

THE KEITH COMPANIES, INC.

19 Technology Drive
Irvine, California 92618

PROXY STATEMENT

       These Proxy materials are delivered in connection with the solicitation by the Board of Directors of The Keith Companies, Inc., a California corporation (the “Company”, “we”, “our” or “us”), of Proxies to be voted at our 2003 Annual Meeting of Shareholders (“Meeting”) and at any adjournments or postponements of this meeting.

      You are invited to attend our Meeting on Tuesday, May 20, 2003, beginning at 10:30 a.m. Pacific Time. The meeting will be held at our offices at 19 Technology Drive, Irvine, California 92618.

      This Proxy Statement, form of proxy and voting instructions are being mailed starting April 4, 2003. Our 2002 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

Shareholders Entitled to Vote

      Holders of our common stock at the close of business on March 24, 2003, are entitled to receive this notice and to vote their shares at the Meeting. As of that date, there were 7,518,585 shares of common stock outstanding, and approximately 54 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Meeting.

      How to Vote. It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you.

      Internet Voting by Shares Held in Street Name. A number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on your Proxy card. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the shareholder.

Revocation of Proxies

      You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

•	voting by ballot at the Meeting.

List of Shareholders

      The names of shareholders of record entitled to vote at the Meeting will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

Required Vote

      The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

      Under The National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matters absent instructions from you.

      A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Abstentions are counted for purposes of the election of directors as a “no” vote. Broker non votes are not counted.

      Under the Company’s By-laws, a majority of the votes voting or present must vote “for” the ratification of KPMG LLP as our independent auditors. Abstentions are counted for purposes of the election of directors as a “no” vote. Broker non votes are not counted

Voting on Other Matters

      If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. At the date this Proxy Statement went to press, we did not know of any other matters to be raised at the Meeting.

Electronic Delivery of Proxy Materials and Annual Report

      We maintain a website with the address www.keithco.com. We make available free of charge, through our website via a hyperlink to a third party service, our notice of Annual Meeting and Proxy Statement and the 2002 Annual Report, and amendments to these reports, as soon as reasonably practicable after we electronically file that material with, or furnish such material to, the Securities and Exchange Commission.

Cost of Proxy Solicitation

      We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions in our common stock with the SEC. Based on our records and other information, we believe that in 2002 our directors and executive officers met all applicable SEC filing requirements.

ITEM 1:

ELECTION OF DIRECTORS

      Item 1 is the election of five members of the Board of Directors. In accordance with our Amended and Restated By-laws and in furtherance of the Board of Director’s determination that it be comprised of a majority of independent directors, the Board plans to reduce the number of directors from six to five as of the date of the Meeting. Therefore, our president and chief operating officer, Eric Nielsen, who was a director of the Company in 2002, has determined not to stand for reelection. At the annual meeting of shareholders, the directors are elected, each for a one-year term. Five directors will be elected at the Meeting.

      Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

      The Board of Directors proposes the election of the following nominees as directors:

Aram H. Keith

Gary C. Campanaro
George Deukmejian
Christine Diemer Iger
Edward R. Muller

      If elected, the foregoing five nominees are expected to serve until the 2004 Annual Meeting of Shareholders or their earlier death, disability, removal or resignation. The five nominees for election as directors at the Meeting who receive the highest number of affirmative votes will be elected.

      The principal occupation and certain other information about the nominees and certain executive officers are set forth on the following pages.

      The Board of Directors Unanimously Recommends a Vote “FOR” the Election of the Nominees Listed Above.

DIRECTORS AND EXECUTIVE OFFICERS

George Deukmejian	George Deukmejian joined our board of directors in July 1999. Mr. Deukmejian was the Governor of the State of California, serving in that office from January 1983 until January 1991. Following his departure from the Governor’s office, he joined the law firm of Sidley & Austin in its Los Angeles office where he practiced as a partner until July 1999 and where he practiced as Senior Counsel from July 1999 until his retirement in July 2000. Prior to his election as Governor, Mr. Deukmejian served from 1979 to 1982, as the Attorney General of the State of California and from 1963 to 1978, served in the California State Legislature. Mr. Deukmejian currently serves on the board of directors of Health Net, Inc. He also serves as a Deputy Trustee of the Golden Eagle Insurance Trust in Liquidation. Mr. Deukmejian received a B.A. in Sociology from Siena College and a J.D. from St. Johns University Law School.
Director Since: 1999 Age: 74 Member: Compensation Committee and Audit Committee

Christine Diemer Iger	Christine Diemer Iger joined our board of directors in July 1999. Ms. Diemer Iger has been a partner at the law firm of Manatt, Phelps & Phillips in the government and real estate practice since August 2001. She was the chief executive officer of the Building Industry Association of Southern California, Orange County chapter July 1989 through August 2001. Prior to joining that organization, she was an appellate lawyer for the Attorney General of the State of California from 1981 to 1983, and served as the director of the California Department of Housing and Community Development from 1983 to 1989. Ms. Diemer Iger is a former board member of the Federal National Mortgage Association (Fannie Mae) and the California Housing Finance Agency (CHFA). She currently serves on the compensation committee of Sunwest Bank. Ms. Diemer Iger received a B.A. in English from California State University at San Diego and a J.D. from Western State University, College of Law.
Director Since: 1999 Age: 50 Member: Compensation Committee and Audit Committee

Edward R. Muller	Edward R. Muller, a private investor, joined our board of directors in July 2001. Mr. Muller was president and chief executive officer of Edison Mission Energy, a wholly owned subsidiary of Edison International, from

1993 until 2000. During his tenure, Edison Mission Energy was engaged in developing, owning and operating independent power production facilities worldwide. From 1999 to 2000, Mr. Muller was Deputy Chairman of the Board of Directors of Contact Energy Ltd., a New Zealand electric generation company partially owned by Edison Mission Energy. Mr. Muller serves on the boards of directors of GlobalSantaFe Corporation, Interval, Inc., RigNet, Inc. and Strategic Data Corp. Mr. Muller received an A.B. from Dartmouth College and a J.D. from the Yale Law School.
Director Since: 2001 Age: 51 Member: Audit Committee

Aram H. Keith	Aram H. Keith co-founded our company in March 1983 and has served as our chief executive officer and chairman of the board since that time. Mr. Keith also served as our president from 1983 to 1999. Mr. Keith is the president and sole director of the majority of our subsidiaries. Mr. Keith has been a California licensed civil engineer since 1972. He also holds civil engineering licenses in the states of Arizona, Colorado, Nevada, and Texas. Mr. Keith received a B.S. in Civil Engineering from California State University at Fresno.
Director Since: 1983 Age: 58

Eric C. Nielsen	Eric C. Nielsen has served as our president since July 1999 and as our chief operating officer since March 2001. He was appointed as a member of our board of directors in July 2001 and serves in that capacity until our 2003 Annual Meeting of Shareholders. Prior to July 1999, Mr. Nielsen served as the president of our Orange County division since November 1994. Mr. Nielsen joined us in November 1985 as senior designer and became a vice president, engineering and mapping in July 1990. Mr. Nielsen received a B.S. in Civil Engineering from California Polytechnic State University and is a registered engineer in the states of California, Colorado, and Hawaii.
Director Since: 2001 Age: 42

Gary C. Campanaro	Gary C. Campanaro has served as our chief financial officer since joining our company in January 1998, as a director since July 1998, and as our secretary since April 1999. Mr. Campanaro is also the chief financial officer and secretary of each of our subsidiaries. Mr. Campanaro joined CB Commercial Real Estate Group, Inc. (now CB Richard Ellis), a commercial real estate brokerage firm, in November 1992 as a vice president of the financial consulting group and became senior vice president, managing officer of the financial consulting group in February 1995 and also began serving on the operation management board of CB Commercial Real Estate Group Inc. Mr. Campanaro served in those positions until he joined our company. From July 1988 to November 1992, he held various accounting, finance and real estate positions with CKE Restaurants, Inc., an owner and operator of a restaurant chain. Mr. Campanaro began his professional career with KPMG LLP and is licensed by the State of California as a certified public accountant and as a real estate broker. He is a member of the American Institute of Certified Public Accountants. Mr. Campanaro received a B.S. in Accounting from the University of Utah.
Director Since: 1998 Age: 42

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Audit Committee Financial Expert

      Edward R. Muller, the Chairman of our Audit Committee, is an audit committee financial expert.

Meetings and Committees

      The Board of Directors held nine meetings and took no action by written consent during fiscal 2002. The Board of Directors has an Audit Committee and a Compensation Committee. The entire Board of Directors performs the functions of a Nominating Committee.

      The Audit Committee currently consists of George Deukmejian, Christine Diemer Iger, and Edward R. Muller. Christine Diemer Iger served as the Chairperson of the Audit Committee during a portion of fiscal 2002. She was succeeded as Chairperson as of February 12, 2002, by Edward R. Muller upon his appointment to the Committee. Edward R. Muller is an Audit Committee financial expert. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements and internal controls, and the Company’s compliance with legal and regulatory requirements. In addition, the Committee is responsible for:

•	appointing and retaining, and terminating when appropriate, the independent auditor;

•	setting the independent auditor’s compensation, and pre-approving all audit services to be provided by the independent auditor;

•	establishing policies and procedures for the engagement of the independent auditor to provide permitted non-audit services and pre-approving the performance of such permitted non-audit services;

      The role and responsibilities of the Audit Committee are more fully set forth in a written charter adopted by the Board of Directors attached to this Proxy Statement as Appendix A.

      The Audit Committee held six meetings and took no action by written consent during 2002.

      The Compensation Committee currently consists of Christine Diemer Iger and George Deukmejian. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering the Company’s stock option and executive incentive compensation plans. The Compensation Committee held two meetings and took no action by written consent during fiscal 2002.

      All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2002.

Directors’ Compensation

      The Company pays its non-employee directors an annual retainer of $20,000 plus $1,500 per day for any day during which the member has personally attended any shareholder, board or committee meeting. In addition, our non-employee directors are reimbursed for out-of-pocket expenses incurred for their services as a director of our Company. We also may periodically award options or purchase rights to our directors under our existing stock option plan or otherwise. In fiscal 2002, we did not issue any options to purchase shares of our common stock to any of our non-employee directors for their service as directors.

Compensation Committee Interlocks and Insider Participation

      During fiscal 2002, the Compensation Committee of our Board of Directors consisted of George Deukmejian and Christine Diemer Iger. Neither of these individuals was an officer or employee of the Company at any time during fiscal 2002. During fiscal 2002, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

ITEM 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, the firm of KPMG LLP to continue as our independent public accountant for the current fiscal year ending December 31, 2003. KPMG LLP served as the principal independent public accounting firm utilized by us during the fiscal year ended December 31, 2002. We anticipate that a representative of KPMG LLP will attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.

      The ratification of KPMG LLP as the Company’s independent public accountants for the fiscal year ended December 31, 2003, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed Proxy card.

      The Board of Directors Unanimously Recommends a Vote “FOR” the Ratification of the Appointment of KPMG LLP as the Company’s Independent Public Accountants.

Audit and Non-Audit Fees

      The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2002, and December 31, 2001, and fees billed for other services rendered by KPMG LLP during those periods: Certain amounts for 2001 have been reclassified to conform to the 2002 presentation.

	Fiscal Year Ended
	December 31,

	2001	2002

Audit fees:(1)	$130,000	$135,835
Audit related fees:(2)	—	—
Tax fees:(3)	33,303	1,450
All other fees:(4)	167,800	—

Total	$331,103	$137,285

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit related fees consist principally of audits of employee benefit plans and special procedures related to regulatory filings.

(3)	Tax fees during 2002 related to time incurred by KPMG in transferring the tax workpapers to another tax firm which the Company had transitioned to.

(4)	All other fees in 2001 consisted principally of services provided in connection with the Company’s secondary offering.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Auditors

      Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year (the “Named Executive Officers”), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

							Long Term
							Compensation
		Annual Compensation					Number of
	Fiscal Year						Securities
	Ended				Other		Underlying
Name and Principal Position	December 31,	Salary		Bonus	Compensation		Options

Aram H. Keith	2002	$382,100	(1)	-0-	$26,736	(2)	30,000
Chief Executive Officer &	2001	$366,939	(1)	-0-	$27,777	(2)	—
Chairman of the Board	2000	$381,926	(1)	-0-	$15,115	(2)	—

Eric C. Nielsen	2002	$212,663	(3)	-0-	$15,805	(4)	20,000
President & Chief Operating	2001	$193,331	(3)	$20,000	$30,993	(4)	20,000
Officer	2000	$172,551	(3)	$6,985	$39,553	(4)	20,000

Gary C. Campanaro	2002	$212,663	(5)	$-0-	$16,690	(6)	20,000
Chief Financial Officer &	2001	$190,621	(5)	$20,000	$17,734	(6)	20,000
Secretary	2000	$164,122	(5)	$5,000	$17,435	(6)	—

(1)	For fiscal 2002, this amount consists of $374,100 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $360,139 in salary and $6,800 in matching contributions made by us under our 401(k) plan; for fiscal 2000, this amount consists of $373,523 in salary and $8,403 in matching contributions made by us under our 401(k) plan.

(2)	For fiscal 2002, this amount includes an $18,000 auto allowance and $8,471 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2001, this amount includes an $18,000 auto allowance and $7,239 in membership dues paid by us on behalf of Mr. Keith; for fiscal 2000, this amount includes a $4,500 auto allowance, $3,688 in payout of accrued vacation and sick time, and $6,787 in membership dues paid by us on behalf of Mr. Keith.

(3)	For fiscal 2002, this amount consists of $204,663 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $186,531 in salary and $6,800 in matching contributions made by us under our 401(k) plan; for fiscal 2000, this amount consists of $166,246 in salary and $6,125 in matching contributions made by us under our 401(k) plan.

(4)	For fiscal 2002, this amount includes a $12,000 auto allowance; for fiscal 2001, this amount includes a $12,000 auto allowance and $15,843 in payout of accrued vacation and sick time; for fiscal 2000, this amount includes a $12,000 auto allowance and $23,085 in payout of accrued vacation and sick time.

(5)	For fiscal 2002, this amount consists of $204,663 in salary and $8,000 in matching contributions made by us under our 401(k) plan; for fiscal 2001, this amount consists of $183,821 in salary and $6,800 in matching contributions made by us under our 401(k) plan; for fiscal 2000, this amount consists of $158,746 in salary and $5,376 in matching contributions made by us under our 401(k) plan.

(6)	For fiscal 2002, this amount includes a $12,000 auto allowance; for fiscal 2001, this amount includes a $9,000 auto allowance and $4,628 in payout of accrued vacation and sick time; for fiscal 2000, this amount includes a $6,000 auto allowance and $6,671 in payout of accrued vacation and sick time.

Option Grants in Fiscal 2002

      The following table sets forth certain information regarding the grant of stock options made during fiscal 2002 to the Named Executive Officers.

					Potential Realizable
					Value At Assumed
		Percent of			Rate of Stock Price
	Number of	Total Options			Appreciation for
	Securities	Granted To	Exercise		Option Term(2)
	Underlying	Employees In	Or Base	Expiration
Name	Options Granted	Fiscal Year(1)	Price	Date	5%	10%

Aram H. Keith	30,000(3)	26.0%	$14.50	7/12/12	$273,600	$693,300
Eric C. Nielsen	20,000(3)	17.3%	$14.50	7/12/12	$182,400	$462,200
Gary C. Campanaro	20,000(3)	17.3%	$14.50	7/12/12	$182,400	$462,200

(1)	Options covering an aggregate of 115,500 shares of common stock were granted to employees during fiscal 2002.

(2)	The potential realizable value is based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the SEC and do not represent a forecast of the future appreciation of our common stock.

(3)	This option grant vests in five equal annual installments of 20% each commencing on the first anniversary of the date of the grant and was granted for a term of 10 years.

Aggregated Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

      The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2002, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the common stock on The Nasdaq National Market on December 31, 2002 ($13.07 per share).

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options at
	Acquired		Options at December 31, 2002		December 31, 2002
	On	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Aram H. Keith	-0-	-0-	27,600	48,400	$87,492	$58,328
Eric C. Nielsen	-0-	-0-	40,482	53,111	$303,075	$126,082
Gary C. Campanaro	-0-	-0-	36,687	47,295	$275,709	$81,633

CHANGE IN CONTROL AGREEMENTS

      In March 2001, our Board of Directors approved change in control agreements with Aram H. Keith, our chief executive officer and chairman of the board, Eric C. Nielsen, our president and chief operating officer, and Gary C. Campanaro, our chief financial officer and secretary. These agreements provide for severance payments to these executive officers in certain circumstances following a change in control of our Company. Specifically, the change in control agreements provide that if the executive officer’s employment with us terminates as a result of an involuntary or constructive termination (as these terms are defined in the agreements) at any time within two years following a change in control, the executive officer will receive a one-time payment, equal to two times the executive officer’s highest annual level of total cash compensation (including any and all bonus amounts) paid by us to that executive officer during any one of the three consecutive calendar years (inclusive of the year of termination) immediately prior to termination. The level of annual cash compensation for the year in which a termination occurs will include any bonus amounts which the executive officer is eligible to receive during the year of termination, whether or not the bonus was earned by the executive officer. In addition, any unvested options previously granted to the executive officer will immediately vest and become exercisable as of the date of termination and remain exercisable until their respective expiration date. Under these change in control agreements, for a two-year period following the termination, the executive officer also is entitled to receive continuing health coverage at a level commensurate to the coverage provided by us to the executive officer immediately prior to the change in control; all other benefits under welfare benefit plans, practices, policies and programs provided or offered by us, including, medical, dental, prescription, disability, employee life, group life, accidental death and travel accident insurance plans and programs; fringe benefits, including, without limitation, tax and financial planning services, payment of club dues and an automobile allowance, and a reasonable level of outplacement services selected by the executive officer.

      Under the change in control agreements, a change in control means the occurrence of any of the following events: (1) other than Aram Keith or his family members and affiliates, a person becomes the beneficial owner of 20% or more of the total voting power of our then outstanding voting securities, (2) a change in the composition of our board of directors occurs within a two-year period as a result of which fewer than a majority of the directors are directors who were serving on our board at the beginning of that two-year period, unless the election of each director who was not a director at the beginning of that period has been approved in advance by directors representing at least two-thirds of the directors then on the board who were directors at the beginning of the period, (3) the consummation of a merger or consolidation of our Company in which we do not survive as an independent public company, or (4) our business or businesses for which the executive officer’s services are principally performed are disposed of by us under a partial or complete liquidation of our Company, a sale of assets (including stock of a subsidiary), or otherwise.

      Under these change in control agreements, the executive officer also is entitled to receive a payment by us to offset any excise tax under the excess parachute payment provisions of Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), that has been levied against the executive officer for payments that we have made to, or for the benefit of, that executive officer (whether or not those payments are made pursuant to the executive officer’s change in control agreement). The payment by us will be grossed up so that after the executive officer pays all taxes (including any interest or penalties with respect to those taxes) on the payment, the executive officer will receive an additional payment equal to the excise tax imposed.

REPORT OF COMPENSATION COMMITTEE

      The Compensation Committee currently is comprised of two independent, non-employee directors. The Compensation Committee advises the Board regarding the policies that govern the Company’s compensation programs and the compensation of executive officers, and administers the Company’s cash bonus and stock equity plans. Following review and approval by the committee, determinations pertaining to executive compensation are submitted to the full Board of Directors for approval. In connection with its deliberations, the committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other two executive officers.

      Total Compensation. Our executive compensation program is designed to align executive compensation with our business strategy and performance. The goals of the executive compensation program are to: attract and retain key executives critical to our success and to motivate executives to enhance long term share values by providing appropriate incentives including ownership through stock options. The principal elements of total compensation paid to executives of the Company are as follows:

      Base Salary. Base salaries are designed to reflect the position, duties, responsibilities and performance of each executive officer, the cost of living in the area in which the executive officer is located, and the market for base salaries of similarly situated executives, at other companies, taking into account one or more of the following: industry, size, and/or location. Base salaries are reviewed annually by the Committee and adjusted as appropriate to reflect the foregoing factors.

      Bonus and Stock Options Awards. The committee is authorized to grant the issuance of options to purchase shares of our common stock. The number of options granted to an executive officer is based upon a number of factors, including, but not limited to, his or her position, salary and performance, the number and/or value of in-the-money outstanding unexercisable options, as well as the performance and goals of the division or function over which each executive officer has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company’s performance include revenue and revenue growth, results of operations and an analysis of actual levels of operating results and revenue to budgeted amounts, taking into account overall market conditions of our industries. Qualitative factors include the committee’s assessment of such matters as the enhancement of the Company’s image and reputation and the offering of new services and/or the expansion into new markets.

      Determination of Chief Executive Officer’s Compensation. In fiscal 2002, the Chief Executive Officer received an annual base salary of $374,100 and no cash bonus. The Chief Executive Officer received a stock option award of 30,000 shares during 2002. The Committee believes the aggregate stock ownership position is effective in aligning the interests of the Chief Executive Officer with the long term interests of the shareholders. This base salary was established based upon a comparative analysis conducted by the compensation committee of other chief executive officers taking into account one or more of the following: industry, size, and/or location.

      The committee intends to continue its policy of linking executive compensation with maximizing shareholder returns and corporate performance to the extent possible through the programs described above.

      Omnibus Budget Reconciliation Act Implications for Executive Compensation. Effective January 1, 1994, under Section 162(m) of the Code, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for “performance-based” compensation, including the approval of the performance goals by the shareholders of the Company.

      All compensation paid to the Company’s employees in fiscal 2002 will be fully deductible. With respect to compensation to be paid to executives in 2003 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

COMPENSATION COMMITTEE

George Deukmejian (Chair)
Christine Diemer Iger

REPORT OF AUDIT COMMITTEE

      The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Securities and Exchange Act of 1934.

      The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

      In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

      In addition, the Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

      The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audit.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee has selected and the Board of Directors has ratified, subject to shareholder ratification, the selection of the Company’s independent auditors.

AUDIT COMMITTEE

George Deukmejian
Christine Diemer Iger
Edward R. Muller (Chair)

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total shareholder return on our common stock, based on its market price, with the cumulative total return of companies on the Nasdaq Industrial Index, the Wilshire 5000 Index and a weighted average peer group index, assuming reinvestment of dividends, for the period beginning July 13, 1999, through our fiscal year ended December 31, 2002. We constructed our own peer group index which includes the following companies listed in alphabetical order: Michael Baker Corporation, Tetra Tech, Inc., TRC Companies, Inc., and URS Corporation. Our common stock was initially offered to the public on July 13, 1999. This graph assumes that the value of the investment in our common stock and each of the comparison groups was $100 on July 13, 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or executive officers of the Company, nor any shareholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2002, or which is presently proposed.

      See “Change In Control Agreements” for a summary of change in control agreements with certain of our executive officers.

      The Board of Directors believes, based on its reasonable judgment, but without further investigation, that the terms of each of the foregoing transactions or arrangements between the Company on the one hand and the affiliates, officers, directors or shareholders of the Company which were parties to these transactions on the other hand, were, on an overall basis, at least as favorable to the Company as could then have been obtained from unrelated parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 24, 2003, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our common stock (7,518,585 shares), (ii) each of the Company’s directors, (iii) each of the Named Executive Officers, and (iv) all of the Company’s executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 19 Technology Drive, Irvine, California 92618, unless otherwise set forth below such person’s name.

	Number of Shares of
	Common Stock
Name and Address	Beneficially Owned(1)		Percent(1)

Executive Officers and Directors:
Aram H. Keith	1,346,317	(2)	17.8%
Gary C. Campanaro	54,610	(3)	**
Eric C. Nielsen	48,282	(4)	**
George Deukmejian	11,307	(5)	**
Christine Diemer Iger	8,407	(6)	**
Edward R. Muller	2,000	(7)	**

5% Holders:
Royce & Associates, LLC	1,104,000		14.7%
1414 Avenue of the Americas, New York, NY 10019
E*Capital Corporation and related parties	626,265	(8)	8.3%
1000 Wilshire Blvd., Los Angles, CA 90017
Directors and executive officers as a group (6 persons)	1,470,923	(9)	19.2%

**	Less than one percent.

(1)	Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding at March 24, 2003.

(2)	Represents (a) 1,318,717 shares of common stock held in the Aram H. Keith and Margie R. Keith Trust, for which Mr. Keith serves as co-trustee and (b) 27,600 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or prior to May 23, 2003.

(3)	Includes 8,368 shares of common stock held jointly by Mr. Campanaro and his wife and 46,242 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 23, 2003.

(4)	Includes 47,282 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 23, 2003.

(5)	Includes (a) 1,500 shares held by a defined benefit pension plan of which Mr. Deukmejian is the trustee and sole participant; (b) 2,400 shares of common stock held jointly by Mr. Deukmejian and his wife; and (c) 7,407 shares of common stock reserved for issuance upon exercise of stock options which are exercisable as of May 23, 2003.

(6)	Represents 7,407 shares of common stock reserved for issuance upon exercise of stock options which are exercisable as of May 23, 2003.

(7)	Represents 2,000 shares of common stock held by a family trust established for the benefit of Mr. Muller’s family.

(8)	E*Capital Corporation is the parent of Wedbush Morgan Securities, Inc. Includes 394,000 shares owned by E*Capital, 172,100 shares owned by Edward W. Wedbush, the chairman of E*Capital and the president of Wedbush Morgan Securities, 38,165 shares owned by Wedbush Morgan Securities. Mr. Wedbush owns a majority of the outstanding shares of E*Capital. Accordingly, Mr. Wedbush may be deemed the beneficial owner of our shares that are owned by E*Capital. However, Mr. Wedbush disclaims beneficial ownership of the shares of common stock owned by E*Capital.

(9)	Includes 135,938 shares of common stock reserved for issuance upon exercise of stock options, which are or will become exercisable on or prior to May 23, 2003.

      The information as to shares beneficially owned has been individually furnished by the respective directors, Named Executive Officers, and other shareholders of the Company, or taken from documents filed with the SEC.

CONTROLS AND PROCEDURES

      Within 90 days prior to the filing date of our annual report on Form 10-K, the Company carried out an evaluation, under the supervision and with the participation of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information required to be included in our periodic SEC reports.

      In accordance with SEC requirements, our chief executive officer and chief financial officer note that, since the date of the most recent evaluation of our disclosure controls and procedures to the filing date of our Annual Report on Form 10-K, there have been no significant changes in our internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

      Our management, including the chief executive officer and our chief financial officer, does not expect that our disclosure controls or our internal controls will prevent all error and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, controls may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected.

SHAREHOLDER PROPOSALS

      Any shareholder who intends to present a proposal at the 2004 Annual Meeting of Shareholders for inclusion in the Company’s Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by December 2, 2003. In addition, in the event a shareholder proposal is not received by the Company by February 16, 2004, the Proxy to be solicited by the Board of Directors for the 2004 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2004 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

      SEC rules and regulations provide that if the date of the Company’s 2004 Annual Meeting is advanced or delayed more than 30 days from the date of the 2003 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2004 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2004 Annual Meeting. Upon determination by the Company that the date of the 2004 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2003 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.

ON BEHALF OF THE BOARD OF DIRECTORS

Gary C. Campanaro, Secretary

Irvine, California

April 2, 2003

Appendix A

AMENDED AND RESTATED

AUDIT COMMITTEE CHARTER
OF
THE KEITH COMPANIES, INC

I.     Purpose

      The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of The Keith Companies, Inc. (the “Company”) has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, and (3) the outside auditor ’s qualifications and independence; (b) prepare the audit committee report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) provide oversight of the Company’s financial reporting system, (d) determine the appointment, compensation, retention and oversight of the work of the outside auditor; (e) approve audit and non-audit services to be performed by the outside auditor; (f) establish procedures for the receipt, retention and treatment of complaints regarding accounting controls and auditing matters, including procedures for confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and (g) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the outside auditor and management of the Company.

II.     Structure

      The Committee shall be composed of at least three members (including a Chairperson), all of whom shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the NASDAQ National Stock Market. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or the NASDAQ National Stock Market. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. The Committee shall have the power (including any necessary funding) to engage such financial and accounting experts, including independent public accountants other than the Company’s outside auditor, and legal counsel as it deems reasonably necessary to assist it in carrying out its responsibilities.

III.     Meetings

      The Committee shall meet as often and at such times and places (or telephonically) as determined by the Committee. Any member of the Committee may call a meeting. If practicable, a written agenda shall be prepared for each meeting and distributed to Committee members prior to the meeting, together with any appropriate background materials. After each meeting, detailed minutes will be prepared recording the deliberations of the Committee. The Committee shall periodically report to the Board on its activities.

IV.     Responsibilities

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the outside auditor.

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements.

      The following is a summary of the responsibilities of the Committee:

     A.     The Charter

      The Committee will review and reassess the adequacy of this Charter at least annually and make recommendations to the Board, as conditions dictate, to update this Charter.

     B.     Selection and Oversight of Outside Auditor

      The Committee will:

1.	Appoint and make all determinations with respect to the retention of the outside auditor; which firm is ultimately accountable to the Committee and the Board, as representatives of the shareholders.

2.	Review and evaluate the qualifications, performance and independence of the outside auditor. To assist in this undertaking, the Committee shall require the outside auditor to submit a report (which report shall be reviewed by the Committee) describing (a) the outside auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the outside auditor, and any steps taken to deal with any such issues, and (c) all relationships the outside auditor has with the Company, its executive officers and relevant third parties to determine the outside auditor’s independence. The Committee shall also consider whether the provision of any non-audit services is compatible with the independence standards under the guidelines of the SEC. and of the Independence Standards Board.

3.	Approve the fees to be paid to the outside auditor for audit services.

4.	Approve the retention of the outside auditor for any material non-audit service and the fee for such service.

5.	Review with the outside auditor the experience and qualifications of the senior members of the audit team, including the knowledge and experience of the senior members of the audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company’s outside auditor.

6.	Establish and periodically review Company policies on hiring former employees of the outside auditor.

7.	Direct and supervise any special audit inquiries by the independent auditor as the Board or the Committee may request.

8.	Review with the outside auditor any problems or difficulties the auditor may have encountered and any “management” or “internal control” letter provided by the outside auditor and the Company’s response to that letter. Such review shall include:

a.	any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

b.	any accounting adjustments that were proposed by the outside auditor that were not agreed to by the Company; and

c.	communications between the outside auditor and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency.

9.	Communicate with the outside auditor regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies and practices to be used in preparing the audit report and (c) such other matters as the SEC and the NASDAQ National Sock Market may direct by rule or regulation.

10.	Periodically consult with the outside auditor out of the presence of management about internal controls and the completeness and accuracy of the Company’s financial statements and the adequacy of its accounting personnel.

11.	Oversee the relationship with the outside auditor by discussing with the outside auditor the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the outside auditor has full access to the Committee (and the Board) to report on any and all appropriate matters.

12.	Discuss with the outside auditor prior to the audit the general planning and staffing of the audit.

13.	Obtain a representation from the outside auditor that Section 10A of the Securities Exchange Act of 1934 has been followed.

     C.     Internal Auditor

      The Committee will periodically evaluate the need for an internal audit function at the Company and make recommendations to the Board with respect thereto.

D.	Oversight and Review of Accounting Principles and Practices and Internal Controls and Legal Compliance

      The Committee will:

1.	In consultation with the outside auditor, review the integrity of the Company’s financial reporting processes, both internal and external.

2.	Annually discuss with management and the outside auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the factors which resulted in the selection of the GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

3.	Discuss with and make inquiries of management and the outside auditor concerning the adequacy and effectiveness of the internal financial, accounting and operating controls and procedures of the Company and its subsidiaries, including but not limited to procedures designed to prevent any fraud, illegal acts or deficiencies in internal control, and ensure that the outside auditor informs the Committee of any fraud, illegal acts or deficiencies in internal control of which it becomes aware.

4.	Discuss with management and legal counsel the status of any pending litigation, income taxation matters, regulatory compliance policies and other legal and compliance matters material to the operations of the Company.

5.	Review with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Meet at least annually with the chief financial officer, the chief executive officer, and the outside auditor in separate executive sessions.

7.	Review and approve all related party transactions in accordance with the rules of the SEC and the NASDAQ National Stock Market.

8.	Confirm with management and the outside auditor that the Company and its subsidiaries are in conformity with applicable legal requirements, including disclosures of insider and affiliated party transactions; advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations.

E.	Oversight and Monitoring of the Company’s Financial Statements and Documents and Reports

      The Committee will:

1.	Review and discuss with the outside auditor and with senior management the results of the audit and any reports or opinions to be rendered in connection therewith, including major issues regarding accounting and auditing principles and practices.

2.	Review quarterly and annual financial results with management and the outside auditor, prior to any interim or year-end filings, including the results of the outside auditor’s reviews of the quarterly financial statements, and consider whether the information is adequate and consistent with the Committee’s knowledge about the Company and its operations.

3.	Review and discuss with management all (i) press releases reporting annual or quarterly financial results or other material financial developments, and (ii) financial guidance to analysts and other members of the financial community, in each case prior to release to the public.

4.	Discuss with management any significant variances in the annual financial statements between years and determine whether the data are consistent with the management’s discussion and analysis section of the annual and quarterly reports.

5.	Review with management the management’s discussion and analysis section of annual and quarterly reports and confirm that the outside auditor and legal counsel have completed their review.

6.	Review with management and the outside auditor any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.	Establish and periodically review procedures for receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

8.	Implement policies designed to ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the outside auditor for purposes of rendering the Company’s financial statements materially misleading.

9.	Periodically review the Committee’s policies with respect to the participation of Committee members in educational programs conducted by the Company or an outside consultant to enhance their knowledge of accounting and financial matters.

     F.     Audit Committee Reports

      The Committee will prepare annually the audit committee report for inclusion in the Company’s proxy statement relating to its annual shareholders meeting. In that report, the Committee will state whether it has: (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as that statement may be modified or supplemented from time to time; (iii) received from the outside auditor the written disclosures and the letter required by Independence Standard Board Standard No. 1, as that standard may be modified or supplemented from time to time, and has discussed with the outside auditor, the outside auditor’s independence; and (iv) based on the review and discussions referred to in clauses (i), (ii) and (iii) above, recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.

GLOSSARY

      “Independence Standards Board” The Independence Standards Board is the private sector standard-setting body governing the independence of auditors from their public company clients. The ISB was dissolved on July 31, 2001. Many of the ISB standards and interpretations continue to represent authoritative guidance for auditors of public companies with respect to auditor independence matters.

      “Independence Standard Board Standard No. 1” requires the outside auditor to disclose to the audit committee of the Company, in writing, all relationships between the auditor and its related entities and the Company and its related entities that in the auditor’s professional judgment may reasonably be thought to bear on independence and to confirm in the letter that, in its professional judgment, it is independent of the company within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

      “Section 10A of the Securities Act of 1934” sets forth certain standards that govern the procedures to be employed by registered public accounting firms in the conduct of audits required by the Securities Act of 1934.

      “Statement of Auditing Standards No. 50 letters” is a report prepared by an accounting firm on the application of accounting principles to hypothetical transactions.

      “Statement on Auditing Standards No. 61” sets forth the requirements imposed on registered public accounting firms and their communications with audit committees of public clients.

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS

THE KEITH COMPANIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Aram H. Keith and Gary C. Campanaro, and each of them, with full power of substitution, to vote all shares of Common Stock of any class of The Keith Companies, Inc. (the “Company”) held of record by the undersigned as of March 24, 2003, at the Annual Meeting of Shareholders of the Company to be held at 19 Technology Drive, Irvine, California, on May 20, 2003 at 10:30 a.m. local time, and at all adjournments thereof (the “Annual Meeting”), upon the following matters, which are described in the Company’s Proxy Statement for the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

PLEASE SIGN AND DATE ON REVERSE SIDE

—  DETACH PROXY CARD HERE  —

1.	ELECTION OF DIRECTORS	☐	FOR all nominees listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.	☐	*EXCEPTIONS

Director Nominees: Aram H. Keith, Gary C. Campanaro, George Deukmejian, Christine Diemer Iger, and Edward R. Muller

(INSTRUCTIONS: To withhold authority to vote for any individual nominee mark the “Exceptions” box and write that nominee’s name on the space below.)

EXCEPTIONS

2.	RATIFICATION OF APPOINTMENT OF KPMG LLP as our independent public accountants for the year ending December 31, 2003.					If you wish to vote in accordance with the recommendations of management, all you need to do is sign and return this card. The Trustees cannot vote your shares unless you sign and return the card.

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as name appears hereon. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Date: ___________________, 2003
ADDRESS LABEL
X

Signature

X

Signature